Exhibit 23.2


                     ARTHUR ANDERSEN & CO.
                 21st Floor Edinburgh Tower
                       The Landmark,
                   15 Queens Road Central,
                          Hong Kong



            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


        We consent to the incorporation by reference of our report dated
March 3, 2000, relating to the financial statements of Uni Precision Industrial Limited, appearing in Form 10-K as of January 31, 1999 and 2000 and for the years ended January 31, 1998, 1999, and 2000, on the financial statements of Sorrento Networks Corporation (formerly Osicom Technologies, Inc.) in the Registration Statement on Form S-3 for Sorrento Networks Corporation and to the reference to us under the heading as "Experts" in the Prospectus which is part of such Registration Statement.


                                        ARTHUR ANDERSEN & CO.
                                        Independent Public Accountants


May 31, 2001




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